EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the Annual Report of Joy Global Inc. (the “registrant”) on Form 10-K for the fiscal year ended October 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Edward L. Doheny II and James M. Sullivan, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated:	December 21, 2015

/s/ Edward L. Doheny II
Edward L. Doheny II
President and Chief Executive Officer

/s/ James M. Sullivan
James M. Sullivan
Executive Vice President and Chief Financial Officer (Principal Financial Officer)